UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 1, 2005
Date of report (date of earliest event reported)

COST-U-LESS, INC.
(Exact name of registrant as specified in its charter)

Washington	0-24543	91-1615590
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3633 136th Place SE, Suite 110
Bellevue, Washington 98006
(Address of principal executive offices)(Zip code)

(425) 945-0213
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

        On May 26, 2005, Cost U Less, Inc. and Wells Fargo Business Credit, Inc. entered into the Fourth Amendment to Credit and Security Agreement (the Fourth Amendment) as it relates to our current line of credit. The Fourth Amendment provides for an extension of the maturity date of our line of credit from April 9, 2006 to May 18, 2007. Additionally, the Fourth Amendment (1) reduces our interest rate to an annual interest rate equal to the “prime rate” as defined by Wells Fargo Bank National Association, (2) reduces our minimum interest charge to not less than $25,000 per calendar year, (3) increases our unused line fee to a rate of three-eighths of one percent (0.375%) per annum on the average daily unused line and (4) eliminates the one day interest charge on all payments received on the line of credit.

        The foregoing summary of the agreement is qualified in its entirety by reference to the complete text of the Fourth Amendment to Credit and Security Agreement, which is attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description

10.1	Fourth Amendment dated as of May 18, 2005, to the Credit and Security Agreement dated April 9, 2003, by and between Cost-U-Less, Inc., CULGUAM, Inc., CULNEV, Inc., CULUSVI, Inc., and Wells Fargo Business Credit, Inc.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cost-U-Less, Inc.

Dated: June 1, 2005	By:	/s/ Martin P. Moore
Name: Martin P. Moore Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Fourth Amendment dated as of May 18, 2005, to the Credit and Security Agreement dated April 9, 2003, by and between Cost-U-Less, Inc., CULGUAM, Inc., CULNEV, Inc., CULUSVI, Inc., and Wells Fargo Business Credit, Inc.